Report of Independent Registered
Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Variable Annuity Trust

In planning and performing our audits of the financial statements of the Evergreen VA Balanced Fund, Evergreen
VA Core Bond Fund, Evergreen VA Fundamental Large Cap
Fund, Evergreen VA Growth Fund,Evergreen VA High Income
Fund, Evergreen VA International Equity Fund, Evergreen
VA Omega Fund, Evergreen VA SpecialValues Fund and
Evergreen VA Strategic Income Fund, each a series in the Evergreen Variable Annuity Trust as of and for the year ended December 31, 2006, inaccordance with the standards of the Public Company Accounting
Oversight Board (United States),
we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Evergreen Variable Annuity
Trusts
internal control over financial reporting.
Accordingly, we express no
such opinion.

The management of Evergreen Variable
Annuity Trust is
responsible for establishing and
maintaining effective
internal control over financial
reporting.In fulfilling
this responsibility, estimates
and judgments by
management are required to assess
the expected benefits
and related costs of controls.
A companys internal
control over financial reporting
is a process designed
to provide reasonable assurance
regarding the reliability
of financial reporting and the
preparation of financial
statements for external purposes
in accordance with U.S.
generally accepted accounting
principles. Such internal
control includes policies and
procedures that provide
reasonable assurance regarding
prevention or timely
detection of unauthorized acquisition,
use or disposition
of a companys assets that
could have a material effect
on the financial statements.

Because of its inherent limitations,
internal control
over financial reporting may
not prevent or detect
misstatements. Also, projections
of any evaluation
of effectiveness to future
periods are subject to
the risk that controls may
become inadequate because
of changes in conditions, or
that the degree of
compliance with the policies
or procedures may deteriorate.


A control deficiency exists when
the design or
operation of a control does
not allow management
or employees, in the normal
course of performing
their assigned functions, to
prevent or detect
misstatements on a timely basis.
A significant
deficiency is a control
deficiency, or combination
of control deficiencies, that
adversely affects
the companys ability to initiate,
authorize, record,
process or report external
financial data reliably
in accordance with U.S. generally
accepted accounting
principles such that there
is more than a remote
likelihood that a misstatement
of the companys annual or
interim financial
statements that is
more than inconsequential
will not be prevented
or detected. A material
weakness is a significant
deficiency, or combination
of significant
deficiencies, that results
in more than a
remote likelihood that a
material misstatement
of the annual or interim
financial statements
will not be prevented or
detected.

Our consideration of Evergreen
Variable Annuity
Trusts internal control
over financial reporting
was for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
significant deficiencies
or material weaknesses
under standards established
by the Public Company
Accounting Oversight Board
(United States).
However, we noted no
deficiencies in Evergreen
Variable Annuity Trusts
internal control over financial
reporting and
its operation, including
controls for safeguarding
securities that we consider
to be a material weakness
as defined above as of
December 31, 2006.

This report is intended
solely for the information
and use of management and
the Board of Trustees
of the Evergreen Variable
Annuity Trust and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.



Boston, Massachusetts
February 12, 2007